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                                                                      EXHIBIT 11

                KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
         COMPUTATION OF EARNINGS PER SHARE FROM CONTINUING OPERATIONS
                     (In thousands, except per share data)

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                                              For the Thirteen Weeks Ended                  For the Thirteen Weeks Ended
                                                    September 30, 2000                             October 2, 1999
                                         ----------------------------------------      ----------------------------------------
                                                                        Per-Share                                     Per-Share
                                            Earnings         Shares      Amount           Earnings         Shares      Amount
                                         ---------------     ------     ---------      ---------------     ------     ---------
BASIC EARNINGS PER SHARE

Earnings from continuing operations              $ 6,794     28,508         $0.24               $2,449     27,993         $0.09
                                                                            =====                                         =====
EFFECT OF DILUTIVE SECURITIES
Excess of shares issuable upon
  exercise of stock options over
  shares deemed retired utilizing
  the treasury stock method                            -      1,167                                  -        747
                                                 -------     ------                             ------     ------
DILUTED EARNINGS PER SHARE

Earnings from continuing operations
  plus assumed conversions                       $ 6,794     29,675         $0.23               $2,449     28,740         $0.09
                                                 =======     ======         =====               ======     ======         =====

                                             For the Twenty-Six Weeks Ended                For the Twenty-Six Weeks Ended
                                                    September 30, 2000                             October 2, 1999
                                         ----------------------------------------      ----------------------------------------
                                                                        Per-Share                                     Per-Share
                                            Earnings         Shares      Amount           Earnings         Shares      Amount
                                         ---------------     ------     ---------      ---------------     ------     ---------
BASIC EARNINGS PER SHARE

Earnings from continuing operations              $12,712     28,446         $0.45               $5,245     27,984         $0.19
                                                                            =====                                         =====

EFFECT OF DILUTIVE SECURITIES
Excess of shares issuable upon
  exercise of stock options over
  shares deemed retired utilizing
  the treasury stock method                            -      1,190                                  -        550
                                                 -------     ------                             ------     ------
DILUTED EARNINGS PER SHARE

Earnings from continuing operations
  plus assumed conversions                       $12,712     29,636         $0.43               $5,245     28,534         $0.18
                                                 =======     ======         =====               ======     ======         =====
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